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                                                                  Exhibit 10.17

                                            August 1, 2001




Teradyne, Inc.
321 Harrison Avenue
H108
Boston, MA  02118

Attn:  Stuart M. Osattin

Dear Mr. Osattin:

         In consideration for my continued employment with GenRad, Inc. (the "Company") following its merger (the "Merger") with Teradyne, Inc., ("Teradyne"), and the additional consideration set forth herein the sufficiency of which I acknowledge, I hereby agree as follows:

         1. to terminate in full my Employment Agreement with the Company dated April 10, 2000 (such that such employment agreement is null and void and, accordingly, I am not eligible for any severance or other benefits set forth therein; provided, however, that the termination of such agreement will not effect my existing options or the acceleration of vesting terms which exist with respect to such options); and

         2. effective upon the closing of the Merger, to enter into a one year noncompetition and nonsolicitation agreement with Teradyne upon standard terms and conditions commencing upon termination of employment with Teradyne.

         In consideration for the above, Teradyne agrees to provide me with the following:

         1. on the date of closing of the Merger and as a condition of my employment, an option grant for 86,650 shares of Teradyne common stock with (x) an exercise price equal to the fair market value of the common stock on the date of grant and (y) standard Teradyne vesting provisions (which in any event shall include vesting of 20% upon grant); and

         2. an initial total model compensation amount consisting of $334,286 annual base salary and variable compensation factor of 150%.


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August 1, 2001
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         3.       on the date of closing of the Merger and as a condition of my employment, an additional option grant for 100,000 shares of Teradyne common stock with (x) an exercise price equal to the fair market value of the common stock on the date of grant and
                  (y) vesting provisions such that 20% will vest on the date of grant and 20% will vest thereafter on each six month anniversary date of the date of grant.

         Agreed and accepted as of the date above.


                                         Teradyne, Inc.

                                         By: /s/ Stuart M. Osattin
                                            ------------------------------------
                                            Name:  Stuart M. Osattin
                                            Title:  Vice President and Treasurer


                                         By: /s/ Robert M. Dutkowsky
                                             -----------------------------------
                                             Robert M. Dutkowsky